EXHIBIT 99.3

                       ILLINOIS CENTRAL RAILROAD COMPANY

                               OFFER TO EXCHANGE

                         $1,000 IN PRINCIPAL AMOUNT OF

                           7.70% DEBENTURES DUE 2096

                                      FOR

                      EACH $1,000 IN PRINCIPAL AMOUNT OF

                     OUTSTANDING 7.70% DEBENTURES DUE 2096

                  THAT WERE ISSUED AND SOLD IN A TRANSACTION

                      EXEMPT FROM REGISTRATION UNDER THE

                      SECURITIES ACT OF 1933, AS AMENDED



To Our Clients:

               Enclosed for your consideration is a Prospectus dated December 26, 1996 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Illinois Central Railroad Company (the "Company") to exchange $125,000,000 in aggregate principal amount of its 7.70% Debentures due 2096 (the "Exchange Debentures") for $125,000,000 in aggregate principal amount of its outstanding 7.70% Debentures due 2096 that were issued and sold on December 17, 1996 in a transaction exempt from registration under the Securities Act of 1993, as amended (the "Original Debentures").

               The material is being forwarded to you as the beneficial owner of Original Debentures carried by us for your account or benefit but not registered in your name. A tender of any Original Debentures may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Original Debentures registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Original Debentures in the Exchange Offer.

               Accordingly, we request instructions as to whether you wish us to tender any or all Original Debentures, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Original Debentures.

               The Exchange Offer will expire at 5:00 p.m., New York City Time, on January 30, 1997, unless extended (the "Expiration Date"). Original Debentures tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

               YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER ORIGINAL DEBENTURES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER.

               Your attention is directed to the following:

               1. The Exchange Offer is for the exchange of $1,000 in principal amount of Exchange Debentures for each $1,000 in principal amount of Original Debentures, of which $125,000,000 aggregate principal amount of the Original Debentures was outstanding as of December 17, 1996. The terms of the Exchange Debentures are substantially similar to the terms of the Original Debentures, except that the Exchange Debentures will generally be freely transferable by holders thereof, and the holders of the Exchange Debentures (as well as remaining holders of any Original Debentures) will not be entitled to registration rights under the Registration Rights Agreement.

               2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE
PROSPECTUS.

               3. The Company has agreed to pay the expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of The Chase Manhattan Bank, the exchange agent, and printing, accounting, and legal fees.

               4. Any transfer taxes incident to the transfer of Original Debentures from the tendering holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

               If you wish to have us tender any or all of your Original Debentures held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Original Debentures held by us and registered in our name for your account or benefit.


                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR

              BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER

                                      OF

                       ILLINOIS CENTRAL RAILROAD COMPANY

                           7.70% DEBENTURES DUE 2096

To Registered Holder and/or Participant in the Book-Entry Transfer Facility:

               The undersigned hereby acknowledges receipt of the Prospectus dated December 26, 1996 (as the same may be amended or supplemented from time to time, the "Prospectus") of Illinois Central Railroad Company, a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), relating to the Company's offer (the "Exchange Offer") to exchange its 7.70% Debentures due 2096 (the "Exchange Debentures"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount of its outstanding 7.70% Debentures due 2096 (the "Original Debentures"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

               This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Debentures held by you for the account of the undersigned.

               The aggregate face amount of the Original Debentures held by you for the account of the undersigned is (fill in the amount):

               $__________ of the Original Debentures.

               With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

               [ ] To TENDER the following Original Debentures held by you for the account of the undersigned (insert principal amount of Original Debentures to be tendered, if any):

               $__________ of the Original Debentures.

               [ ] NOT to TENDER any Original Debentures held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Debentures held by you for the account of the undersigned, it is understood that you are authorized
(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state) __________, (ii) the undersigned is acquiring the Exchange Debentures in the ordinary course of business of the undersigned, (iii) the undersigned is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Debentures, (iv) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company and (v) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Debentures must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction involving the Exchange Debentures acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters to third parties and discussed in "The Exchange Offer--Terms of the Exchange" of the Prospectus; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Original Debentures.


                                 SIGN HERE
Name of beneficial owner(s):..................................................
Signature(s):.................................................................
Name(s) (please print):.......................................................
Address:......................................................................
        ......................................................................
Telephone Number:.............................................................
Taxpayer identification or Social Security Number:............................
Date:.........................................................................